FIRST AMENDMENT dated as of August _____,  2000 (this "First
               Amendment") to the Credit Agreement dated as of May 26, 2000, among ISG Resources, Inc. (the "Borrower"), Industrial Services Group, Inc. (the "Parent"), the Lenders (as defined in the Credit Agreement), Bank of America, N.A. (formerly known as NationsBank, N.A.), as Administrative Agent and Issuing Lender, and Canadian Imperial Bank of Commerce, as Documentation Agent.


         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (the Credit Agreement, as amended by, and together with, this First Amendment, and as hereinafter amended, modified, supplemented, extended or restated from time to time, being called the "Amended Credit Agreement").

         The Borrower has requested the Lenders to, among other things, amend certain covenants contained in the Credit Agreement.

         The parties hereto have agreed, subject to the terms and conditions hereof, to amend the Credit Agreement as provided herein.

         Accordingly, the parties hereto hereby agree as follows:

         SECTION 1. Amendments to the Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 of this First Amendment, the Credit Agreement is hereby amended as follows:

                   (a) Section 7.14 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

                           " 7.14 Capital Expenditures. The Borrower will not permit Consolidated Capital Expenditures for fiscal year 2000 of the Borrower to be more than $10,000,000. The Borrower will not permit Consolidated Capital Expenditures for any fiscal year of the Borrower thereafter to be more than $12,000,000."

                   (b) Section 7.19(c) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                           "(c) Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth as of the Closing Date to be less than the "Minimum Compliance Level." The Minimum Compliance Level shall have been $24,000,000 on the Closing Date.

                   (c) Section 7.19(d) is hereby added:

                                    "(d)  Minimum   Consolidated   EBITDA.   The
                           Borrower will not permit Consolidated EBITDA to be less than the amount set forth below as of the last day of the fiscal quarter set forth opposite such amount:

                           June 30, 2000                        $28,000,000
                           September 30, 2000                   $28,000,000
                           December 31, 2000                    $28,000,000
                           March 31, 2001                       $28,000,000
                           June 30, 2001                        $28,000,000
                           September 30, 2001                   $30,000,000
                           December 31, 2001                    $30,000,000
                           March 31, 2002                       $30,000,000
                           June 30, 2002                        $30,000,000
                           September 30, 2002                   $32,000,000
                           December 31, 2002                    $32,000,000
                           March 31, 2003                       $32,000,000
                           June 30, 2003                        $32,000,000


         SECTION 2. Representations and Warranties. Each of the Borrower and the Parent hereby represents and warrants to the Agents and the Lenders, as follows:

                  (a) The Borrower and the Parent are in compliance with all the terms and conditions of the Credit Agreement on its part to be observed or performed. There exists no Default or Event of Default.

                  (b) The execution, delivery and performance by each of the Borrower and the Parent of this First Amendment dated as of the date hereof have been duly authorized by the Borrower and the Parent.

                  (c) This First Amendment dated as of the date hereof constitutes the legal, valid and binding obligations of the Borrower and the Parent enforceable against each in accordance with their terms.

                  (d) The execution, delivery and performance by the Borrower and the Parent of this First Amendment (i) do not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the constitutive documents of the Borrower or the Parent, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or the Parent is a party or by which they or any of their respective properties may be bound and (ii) do not require any consents under, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or instrument.

         SECTION 3. Effectiveness. This First Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the "First Amendment Effective Date").

                  (a) The Administrative Agent shall have received duly executed counterparts of this First Amendment which, when taken together, bear the authorized signatures of the Borrower, the Parent and the Lenders.

                  (b) The Borrower, the Parent and the other Credit Parties shall have obtained all governmental, shareholder and third party consents and approvals necessary or, in the opinion of the Administrative Agent, desirable in connection with the execution, delivery and performance of this First Amendment and the other Credit Documents (including the exercise of remedies under the Collateral Documents) without any action being taken by any Governmental Authority that could restrain, prevent or impose any material adverse condition on the Consolidated Parties taken as a whole or such transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Administrative Agent could have such effect.

                  (c) There shall not exist any order, decree, judgment, ruling or injunction or any pending or threatened action, suit, investigation or proceeding that purports to affect the transactions contemplated by this First Amendment, the Credit Facilities or the other related financings or that could reasonably be expected to have a Material Adverse Effect.

                  (d) None of the Borrower and the Subsidiaries shall be in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

                  (e) The Administrative Agent shall be satisfied that the representations and warranties set forth in Section 2 are true and correct on and as of the First Amendment Effective Date.

                  (f) The Administrative Agent shall have received such other documents, legal opinions, instruments and certificates relating to this First Amendment as they shall reasonably request and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Administrative Agent and the Lenders. All corporate and other proceedings taken or to be taken in connection with this First Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and the Lenders.

                   (g) The Borrower shall have paid all fees and expenses referred to in Section 5 of this First Amendment.

         SECTION 4. APPLICABLE LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 5. Expenses. The Borrower shall pay (i) all fees and expenses of counsel to the Administrative Agent outstanding as of the date hereof and all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution, delivery and enforcement of this First Amendment, (ii) an amendment fee (the "Amendment Fee") payable to the Agent in the aggregate amount of 5 basis points on the Commitment of each Lender as of the First Amendment Effective Date, payable to each of the Lenders executing the First Amendment prior to the First Amendment Effective Date. The agreement set forth in this Section 5 shall survive the termination of this First Amendment and the Amended Credit Agreement.

         SECTION 6. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page to this First Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this First Amendment.

         SECTION 7. Credit Agreement. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement. The amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendments. Except as expressly amended herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the date hereof, the Amended Credit Agreement.

         IN WITNESS WHEREOF, the Borrower, the Parent and the Lenders have caused this First Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:                                  ISG RESOURCES, INC.,
--------                                   a Utah corporation

                                           By:_____________________
                                           Name:
                                           Title:


PARENT:                                    INDUSTRIAL SERVICES GROUP, INC.,
------                                     a Delaware corporation

                                           By:_____________________
                                           Name:
                                           Title:


LENDERS:                                   BANK OF AMERICA, N. A.,
-------                                    as a Lender

                                           By:____________________
                                           Name: David Strickert
                                           Title: Principal

                                           CANADIAN IMPERIAL BANK OF
                                           COMMERCE, as a Lender


                                           By:_____________________
                                           Name:
                                           Title:


                                           ZIONS FIRST NATIONAL BANK
                                           as Lender

                                           By:____________________
                                           Name:
                                           Title: